EXHIBIT 23.5

DAVE BANERJEE, CPA

An Accountancy Corporation – Member AICPA and PCAOB

21860 Burbank Blvd., Suite 150, Woodland Hills, CA 91367● (818) 657-0288● FAX (818) 657-0299● (818) 312-3283

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of Parallax Health Sciences, Inc., of our report dated June 14, 2017 on our audit of the financial statements of Parallax Health Sciences, Inc. as of December 31, 2015, and for the year then ended, and the reference to us under the caption “Experts”.

Dave Banerjee CPA, an Accountancy Corporation

Dave Banerjee, CPA, An Accountancy Corporation

Woodland Hil1s, CA

July 5, 2018